Exhibit 99.1

Lifeloc Reports 2023 Full Year Results

WHEAT RIDGE, Colo., April 1, 2024 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the 2023 fiscal year ended December 31, 2023.

2023 Financial Highlights

Lifeloc Technologies posted annual net revenue of $9.330 million resulting in a net profit of $206 thousand in 2023, or $0.08 per diluted share. These results compare to net revenue of $8.482 million for 2022, with net loss of $456 thousand, or ($0.19) per diluted share. The 2022 results included a one-time gain of $108 thousand from the employee retention tax credit, which was not present in 2023. Revenues for 2023 grew by 10% over 2022 sales, exceeding pre-pandemic sales levels to a near record level. Total gross margin in 2023 improved to 43.3% versus 36.3% for 2022.

The gross margin improvement over last year resulted from a combination of price increases, lower depreciation, and increased efficiencies resulting from a lessening of supply constraints, offset by impacts from inflation. The margin improvement, along with the sales increase and the tax benefit of $368 thousand, was more than sufficient to result in a profitable year despite a 32% increase in research and development investment.

We believe our core alcohol detection product line-up is strong. The L-series LX9 and LT7 units have features and performance that have driven market penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices have been certified to meet the requirements of most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors. Our FC-series devices remain popular with many law enforcement and international organizations. Our Easycal® automated calibration station, the only automated calibration available for portable breath alcohol testers, builds valuable protection around our brand and contributes to market share gains by the workplace Phoenix® 6.0 BT and EV 30 devices.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as "Lab on a Disk," to develop a series of devices and tests that can be used at roadside and in emergency rooms, forensic labs and workplace test sites to achieve a rapid and quantitative measure for a panel of drugs of abuse. The initial product release is projected to be a device with a disk that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s saliva, followed by a disk for a panel of drugs, which currently includes cocaine, amphetamines, and fentanyl. Testing has validated the SpinDx measurement technology against the definitive standard liquid chromatography-mass spectroscopy (LCMS) measurement utilizing human samples.  The LCMS data are validating the SpinDx test results on real-world human saliva tests at a limit of detection of approximately 10 ng/ml. With our research and development work, we continue to improve our technology’s robustness, speed, and convenience of operation. The start of beta testing of our SpinDx saliva testing system utilizing the delta-9-THC disks is expected later in 2024 and is projected to result in commercialization of our first SpinDx application in 2025. Following this initial commercialization, we expect more offerings from this technology platform to include expanded drug panels and samples collected from blood and breath. Finally, we intend to develop the ability to analyze a breath sample with the SpinDx, and from that, commercialize our marijuana breathalyzer system.

“We have accomplished a lot in 2023. Our component supplies are satisfactory, and we are optimistic that supply will no longer be a significant constraint to our normal order flow. We have achieved additional domestic and international approvals of the L-series devices. And much progress has been made to simplify drug detection with the SpinDx to minimize operator actions required to complete testing,” commented Dr. Wayne Willkomm, President and CEO. “Our top priority is pushing the SpinDx product platform across the finish line. We anticipate increasing our research and development expenses in this final push toward commercialization.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Balance Sheets

ASSETS

	December 31, 2023	December 31, 2022
CURRENT ASSETS:
Cash	$1,766,621	$2,352,754
Accounts receivable, net	812,126	627,919
Inventories, net	3,024,834	2,732,463
Employee retention credit receivable	0	107,575
Prepaid expenses and other	105,967	58,203
Total current assets	5,709,548	5,878,914

PROPERTY, PLANT AND EQUIPMENT
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection and Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,154,803	1,147,992
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	480,684	480,684
Less accumulated depreciation	(3,326,837)	(3,072,961)
Total property and equipment, net	2,000,174	2,247,239

OTHER ASSETS:
Patents, net	64,439	69,679
Deposits and other	111,157	500
Deferred taxes	806,652	321,429
Total other assets	982,248	391,608

Total assets	$8,691,970	$8,517,761

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$402,231	$413,957
Term loan payable, current portion	51,588	50,028
Income taxes payable	44,952	0
Contract liabilities	195,719	201,031
Accrued expenses	329,311	344,944
Deferred revenue, current portion	79,036	80,222
Reserve for warranty expense	46,500	46,500
Total current liabilities	1,149,337	1,136,682

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,170,243	1,219,677

DEFERRED REVENUE, net of current portion	11,565	6,191
Total liabilities	2,331,145	2,362,550

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,454,116 shares outstanding	4,668,014	4,668,014
Retained earnings	1,692,811	1,487,197
Total stockholders' equity	6,360,825	6,155,211

Total liabilities and stockholders' equity	$8,691,970	$8,517,761

LIFELOC TECHNOLOGIES, INC.
Statements of Income

	Years Ended December 31
REVENUES:	2023	2022
Product sales	$9,228,843	$8,350,463
Royalties	32,299	40,674
Rental income	68,424	90,856
Total	9,329,566	8,481,993

COST OF SALES	5,289,896	5,407,042

GROSS PROFIT	4,039,670	3,074,951

OPERATING EXPENSES:
Research and development	1,835,164	1,385,927
Sales and marketing	1,225,381	1,122,526
General and administrative	1,170,260	1,216,843
Total	4,230,805	3,725,296

OPERATING INCOME (LOSS)	(191,135)	(650,345)

OTHER INCOME (EXPENSE):
Employee retention credit	0	107,575
Interest income	70,062	13,114
Interest expense	(41,566)	(43,081)
Total	28,496	77,608

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(162,639)	(572,737)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	368,253	116,980

NET INCOME (LOSS)	$205,614	$(455,757)

NET INCOME (LOSS) PER SHARE, BASIC	$0.08	$(0.19)

NET INCOME (LOSS) PER SHARE, DILUTED	$0.08	$(0.19)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

LIFELOC TECHNOLOGIES, INC.
Statements of Stockholders' Equity

	Years Ended December 31,
	2023	2022
Total stockholders' equity, beginning balances	$6,155,211	$6,593,766

Common stock (no shares issued during periods):
Beginning balances	4,668,014	4,650,812
Stock based compensation expense related to stock options	—	17,202
Ending balances	4,668,014	4,668,014

Retained earnings:
Beginning balances	1,487,197	1,942,954
Net income (loss)	205,614	(455,757)
Ending balances	1,692,811	1,487,197

Total stockholders' equity, ending balances	$6,360,825	$6,155,211

LIFELOC TECHNOLOGIES, INC.
Statements of Cash Flows

	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2023	2022
Net income (loss)	$205,614	$(455,757)
Adjustments to reconcile net income to net cash provided from (used in) operating activities-
Depreciation and amortization	264,824	632,418
Provision for inventory obsolescence, net change	—	214,156
Deferred taxes, net change	(485,223)	(116,980)
Stock based compensation expense related to stock options	—	17,202
Changes in operating assets and liabilities-
Accounts receivable	(184,207)	(65,827)
Inventories	(292,371)	(277,830)
Employee retention credit and income taxes receivable	107,575	(107,575)
Prepaid expenses and other	(47,764)	(1,306)
Deposits and other	(110,657)	162,980
Accounts payable	(11,726)	(32,028)
Customer deposits	(5,312)	30,079
Federal and State income taxes payable	44,952	—
Accrued expenses	(15,633)	46,414
Deferred revenue	4,188	8,379
Net cash provided from (used in) operating activities	(525,740)	54,325

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(6,811)	(213,206)
Patent filing expense	(1,404)	(9,370)
Net cash (used in) investing activities	(8,215)	(222,576)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Principal payments made on term loan	(52,178)	(50,663)
Net cash provided from (used in) financing activities	(52,178)	(50,663)

NET INCREASE (DECREASE) IN CASH	(586,133)	(218,914)

CASH, BEGINNING OF PERIOD	2,352,754	2,571,668

CASH, END OF PERIOD	$1,766,621	$2,352,754

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$37,262	$38,777

Cash paid for income tax	$72,996	$—